                                                                      EX - 3.(i)

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            MAXUS ENERGY CORPORATION
                   (ORIGINALLY INCORPORATED UNDER THE NAME OF
                   NEW DIAMOND CORPORATION ON JULY 19, 1983)
                                _______________

     FIRST. The name of the Corporation (the "Corporation") is Maxus Energy Corporation.

     SECOND. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 400,000,000 shares, divided into 300,000,000 shares of Common Stock, $1.00 par value, and 100,000,000 shares of Preferred Stock, $1.00 par value.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

          (a) the number of shares of any series and the designation to
     distinguish the shares of   such series from the shares of all other
     series;

          (b) the voting powers, if any, and whether such voting powers are full
     or limited, in   such series;

          (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

          (d) whether dividends, if any, shall be cumulative or noncumulative,
     the dividend rate   of such series, and the dates and preferences of
     dividends on such series;

          (e) the rights of such series upon the voluntary or involuntary
     dissolution of, or upon   any distribution of the assets of, the
     Corporation;

          (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

          (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

          (h) the provisions, if any, of a sinking fund applicable to such series; and

          (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

     $4.00 Cumulative Convertible Preferred Stock

     The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Series, consisting of 5,915,017 shares, $1.00 par value, of the $4.00 Cumulative Convertible Preferred Stock.

     (A) Number of Shares. The number of shares which shall constitute this Series shall be 5,915,017, which number may be increased or decreased (but not below the number outstanding) from time to time by the Board of Directors of the Corporation.

     (B) Dividend Rate; Cumulative Date. The annual dividend rate payable on this Series shall be $4.00 per share, cumulative to the extent not paid from September 15, 1983, and in each case payable quarterly on March 15, June 15, September 15 and December 15 in each year, commencing December 15, 1983.

     (C) Redemption. The Corporation may, at the option of the Board of Directors, redeem the whole or any part of the then-outstanding shares of this Series, at any time or from time to time, upon notice duly given as hereinafter specified, at the following prices per share if redeemed during the 12-month period beginning December 15 of the year indicated:

     1982............    $53.20
     1983............     52.80
     1984............     52.40
     1985............     52.00
     1986............     51.60
     1987............     51.20
     1988............     50.80
     1989............     50.40

and thereafter at $50.00 per share, together in each case with a sum, for each share so redeemed, computed at the rate of $4.00 per annum from and after the last regular quarterly payment date applicable to $4.00 Series C Cumulative Convertible Preferred Shares of Natomas Company, irrespective of whether such date precedes or follows the date of issuance of this Series, on which the quarterly dividend was paid in full (the "Accrual Date"), to and including such date fixed for redemption, less the aggregate of the dividends theretofore and on such redemption date paid on such Series, but computed without interest; provided that unless provision has been made for payment in full of dividends on all shares of outstanding Preferred Stock of the Corporation for all past dividend periods and the current period, no sum shall be set aside for the redemption of any shares of this Series nor shall any shares of this Series be purchased or otherwise acquired by the Corporation.

     (D) Notice of Redemption. Notice of redemption of shares of this Series, as described in division (C) hereof, shall be given as follows:

        (1) Notice of every such redemption of shares of this Series shall be given by publication at least once a week in each of two successive weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the city in which the Corporation maintains its principal executive offices and in the Borough of Manhattan, The City of New York, commencing at least 20 but not more than 60 days prior to the date fixed for such redemption. Notice of every such redemption shall also be mailed at least 20 but not more than 60 days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares so to be redeemed.

        (2) In case of redemption of a part only of this Series at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions herein and in the Certificate of Incorporation contained, the terms and conditions upon which the shares of this Series shall be redeemed from time to time.

        (3) If such notice of redemption shall have been duly given by publication or if the Corporation shall have given to the bank or trust company designated by the Corporation pursuant to this subdivision (3) irrevocable authorization promptly to give or to complete such notice of publication, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares so called for redemption, with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such deposit the funds so deposited, without interest, and the right to exercise on or before the close of business on the date fixed for redemption, privileges of exchange or conversion, if any, not theretofore expiring. Any interest accrued on such funds shall be paid to the Corporation from time to time.

        (4) Any funds so set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such deposit shall be released or repaid to the Corporation. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

        (5) In connection with any redemption of shares of this Series, the Corporation may arrange for the purchase and conversion of any shares of this Series by an agreement with one or more investment banking firms or other purchasers to purchase such shares by paying to or for the account of the holders thereof on or before the close of business on the date fixed for such redemption an amount not less than the redemption price (plus accrued and unpaid dividends) payable by the Corporation on redemption of such shares. Any shares of this Series tendered by the holders thereof for redemption or not duly surrendered for conversion or deemed converted by the holders thereof prior to the close of business on the date fixed for redemption shall be deemed acquired by such purchasers from such holders immediately prior to the close of business on the date fixed for such redemption and surrendered by such purchasers for conversion pursuant to such agreement, subject to payment of the amount indicated above. Such amount shall be deposited, in trust for the pro rata benefit of the holders of shares of this Series entitled thereto, with a bank or trust company described in subdivision (3) of this division, and such deposit shall in all respects be treated as though made by the Corporation pursuant thereto.

        (6) If the Market Value of the Conversion Unit (as hereinafter defined) on the date fixed for the redemption of shares of this Series is at least equal to 120% of the amount payable in respect of each share of this Series upon such redemption in accordance with division (C) hereof, then shares of this Series not duly surrendered for conversion by the holders thereof prior to the close of business on the date fixed for redemption shall nevertheless be deemed to be converted by such holders into shares of Common Stock pursuant to division (H) hereof immediately prior to such time; provided, however, that no certificates for Common Stock issuable upon such conversion shall be issued to any holder of shares of this Series so converted or dividends paid or other distributions made on the Common Stock so issued to such holder unless and until such holder shall surrender to the Corporation the certificates for the shares of this Series so converted. Upon such surrender, there shall be paid to the holder of such certificates the aggregate amount of dividends and other distributions that but for the provisions hereof would have been paid by the Corporation with respect to the Common Stock issued on such conversion, but without interest thereon. Until certificates representing shares of this Series have been so surrendered such certificates shall be deemed for all corporate purposes, other than the payment of dividends or distributions, to evidence ownership of the Common Stock issued upon conversion of such shares. For purposes of this subdivision (6), the "Conversion Unit" at any time shall be deemed to be the number of shares of Common Stock into which each share of this Series then may be converted, as provided in division (H) hereof, and the "Market Value of the Conversion Unit" on any date fixed for the redemption of shares of this Series shall be deemed to be the amount determined by multiplying (i) the Conversion Unit on such date by (ii) the closing price per share of Common Stock on such date, determined as provided in subdivision (3) of division (H) hereof.

     (E) Liquidation. The amount which shall be paid to the holders of shares of this Series in the event of any voluntary or involuntary total liquidation, dissolution or winding up of the Corporation shall be $50.00 per share on each outstanding share of this Series, plus in respect of each share of this Series a sum computed at the rate of $4.00 per annum from and after the Accrual Date, to and including the date fixed for such payment, less the aggregate of dividends theretofore paid thereon, but computed without interest.

     (F) Ratable Treatment. In the event that the amounts payable in accordance with division (E) hereof are not paid in full, each share of this Series shall, together with outstanding shares of all other series of Preferred Stock of the Corporation, share ratably, without priority of one series over the other, in the payment of dividends, including accumulations, if any, in the proportion that the amount of dividends, including accumulations, if any, then payable on each share bears to the aggregate of such amounts then payable on all Preferred Stock of the Corporation and in any distribution of assets other than by way of dividends in the proportion that the sum payable on each share bears to the aggregate of the amounts so payable on all shares of Preferred Stock of the Corporation.

     (G) Limitation on Dividends. So long as any of the shares of this Series shall remain outstanding, no dividend whatever shall be paid or declared, and no distribution made, on any junior shares, other than a dividend payable solely in junior shares, nor shall any junior shares be acquired for a consideration by the Corporation or by any company a majority of the voting shares of which is owned by the Corporation, unless all dividends on the shares of this Series accrued for all past quarterly dividend periods shall have been paid and the full dividends thereon for the then current quarterly dividend period shall have been paid or declared and duly provided for.

     (H) Conversion Rights. The terms upon which the holders of shares of this Series may convert the same into shares of any other class or classes are as follows:

        (1) Subject to the provisions for adjustment hereinafter set forth and to the provisions of the division (D) hereof, each of the shares of this Series shall be convertible, at the option of the holder, upon surrender to any Transfer Agent for such shares or to the Corporation if no such Transfer Agent exists, of the certificate for the share to be converted, into 1.2280 fully paid and non-assessable shares of Common Stock of the Corporation. The right to convert shares of this Series called for redemption shall terminate at the close of business on the date fixed for redemption, unless the Corporation shall default in the payment of the redemption price determined as provided in division (C) hereof; upon conversion of any shares of this Series, no allowance or adjustment shall be made for dividends on either class of shares, but nothing in this subdivision shall relieve the Corporation from its obligation to pay any dividends which shall have been declared and shall be payable to holders of shares of this Series of record as of a date prior to such conversion even though the payment date for such dividend is subsequent to the date of conversion.

        (2) The number of shares of Common Stock into which each of the shares of this Series is convertible shall be subject to adjustment from time to time as follows:

            (i) In case the Corporation shall (a) pay a dividend on its Common Stock in shares of the Corporation, (b) subdivide its outstanding
        Common Stock, (c) combine its outstanding Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any shares of the Corporation, then each holder of a share of this Series shall be entitled to receive upon the conversion of such share, the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this subdivision shall become effective retroactively with respect to conversions made subsequent to the record date in the case of a stock dividend, and shall become effective on the effective date in the case of a subdivision, combination or reclassification.

            (ii) In case the Corporation shall issue rights or warrants to the holders of its Common Stock as such entitling them to subscribe for or purchase Common Stock, at a price per share less than the current market price per share of Common Stock (as defined in subdivision (3) below) on the record date for determination of stockholders entitled to receive such rights or warrants, then in each such case the number of shares of Common Stock into which each share of this Series shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of this Series was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. For the purposes of this subdivision, the issuance of rights or warrants to subscribe for or purchase shares or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such shares or securities are convertible at an aggregate offering price equal to the aggregate offering price of such shares or securities plus the minimum aggregate amount (if any) payable upon conversion of such shares or securities into shares of Common Stock. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of stockholders entitled to receive such rights or warrants.

            (iii) In case the Corporation shall distribute to holders of its Common Stock (whether pursuant to a merger or consolidation or otherwise) evidences of its indebtedness or assets (excluding cash distributions after August 31, 1983 not exceeding the aggregate net earnings of the Corporation and its subsidiaries on a consolidated basis after such date less dividends paid after such date on shares other than shares of Common Stock, all determined in accordance with generally accepted accounting principles) or rights to subscribe (excluding those referred to in paragraph (ii) above) then in each such case the number of shares of Common Stock into which each share of this Series shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of this Series was therefore convertible by a fraction of which the numerator shall be the current market price per share of the Common Stock (as defined in subdivision
        (3) below) on the record date for determination of stockholders entitled to receive such distribution, and of which the denominator shall be such current market price per share of the Common Stock less the fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive, and described in a statement filed with each Transfer Agent for the shares of this Series) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of stockholders entitled to receive such distribution.

        (3) For the purposes of any computation under subdivision (2) above, the
     current market   price per share of Common Stock on any date shall be
     deemed to be the average of the daily closing prices for the 30 consecutive full business days commencing 45 full business days before the day in question. The closing price for each day shall be the last sales price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case (i) as officially quoted by the New York Stock Exchange Composite Tape or (ii) if, in the reasonable judgment of the Board of Directors of the Corporation, the New York Stock Exchange, Inc. is no longer the principal United States market for the Common Stock, then as quoted on the principal United States stock exchange or market for the Common Stock as determined by the Board of Directors of the Corporation, or (iii) if, in the reasonable judgment of the Board of Directors of the Corporation there exists no principal United States stock exchange or market for the Common Stock, then as reasonably determined by the Board of Directors of the Corporation.

        (4) No adjustment in the conversion rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this subdivision (4)) would require an increase or decrease of at least 1% in the number of shares of Common Stock into which each share of this Series is then convertible; provided, however, that any adjustments which by reason of this subdivision (4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under division (H) shall be made to the nearest one-hundred thousandth of a share.

        (5) Whenever any adjustment is required in the shares into which shares of this Series is convertible, the Corporation shall forthwith (i) file with each Transfer Agent for this Series a statement describing in reasonable detail the adjustment and the method of calculation used, and
     (ii) cause a copy of such statement to be mailed to the holders of record of the shares of this Series as of the effective date of such adjustment.

        (6) No fractional share or scrip representing fractional shares shall be issued upon the conversion of shares of this Series. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the closing price (determined as provided in subdivision (3) above) of the shares of Common Stock on the day of conversion shall be paid to the holder in cash by the Corporation.

        (7) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be evidence of the correctness of any computation made under this division (H).

        (8) All shares of this Series redeemed, purchased or otherwise acquired by the Corporation or surrendered to it for conversion into Common Stock as provided above shall be cancelled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

        (9) The Corporation shall be entitled to make such increases in the conversion rate, in addition to those required by this division (H), as shall be determined by the Board of Directors, as evidenced by a resolution thereof, which are advisable in order to avoid taxation so far as practicable of any dividend of shares or rights to shares, or any event treated as such a dividend to the recipients for federal income tax purposes.

        (10) The shares of this Series shall be deemed to have been converted and the person converting the same to have become the holder of record of shares of Common Stock, for the purpose of receiving dividends and for all other purposes whatever, as of the date when a certificate or certificates for such shares of this Series are surrendered to the Corporation as aforesaid. The Corporation shall not be required to make any such conversion, and no surrender of the shares of this Series shall be effective for such purpose, while the books for the transfer of either the shares of Common Stock or of this Series are closed for any purpose, but the surrender of such shares of this Series for conversion during any period while such books are closed shall become effective for all purposes of conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of this Series were surrendered.

        (11) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares into which all shares of this Series from time to time outstanding are convertible. If at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of this Series at the conversion rate then in effect, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued Common Stock to such number as shall be sufficient for such purpose.

     (l) Voting Rights. Except as may otherwise be provided by law or in this division (l), the holders of the shares of this Series shall be entitled to vote at a rate of one vote per share as a class with the holders of all other shares of capital stock of the Corporation then entitled to vote, and not as a separate class, on a non-cumulative basis for election of directors and upon all other matters which may be submitted to a vote of holders of the Corporation's Common Stock at any annual or special meeting thereof.

     In addition to the voting rights in respect of the election of directors set forth in the preceding paragraph, the shares of this Series shall have the voting rights set forth below:

        (1) So long as any of the shares of this Series are outstanding, the consent of the holders of at least a majority of the then-outstanding shares of this Series, given in person or by proxy at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (i) Any increase in the authorized amount of Preferred Stock or the authorization, or any increase in the authorized amount, of any class of shares of the Corporation ranking on a parity with the Preferred Stock.

            (ii) The sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation or the consolidation or merger of the Corporation into any other corporation, unless the corporation resulting from such merger or consolidation shall have thereafter no class of shares, either authorized or outstanding, ranking prior to or on a parity with shares corresponding to the shares of Preferred Stock, except the same number of shares with no greater rights and preferences than the shares of Preferred Stock authorized immediately preceding such consolidation or merger and unless each holder of shares of Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with substantially the same rights and preferences, of the resulting corporation; provided, however, that the resulting corporation may have authorized and outstanding such additional shares having preferences or priorities over or being on a parity with the shares of Preferred Stock as the holders of Preferred Stock of the Corporation may have previously authorized pursuant to the Certificate of Incorporation; and provided, further, that this requirement of consent by the holders of shares of Preferred Stock shall not be deemed to apply to or operate to prevent either the purchase by the Corporation of the assets or shares, in whole or in part, of any other corporation, or the sale by the Corporation or any subsidiary of all or part of the capital shares or assets of other corporations, including a subsidiary, or the sale of a division or divisions of the Corporation or of any subsidiary, or any other sale of property or assets which constitutes less than substantially all of the property or assets of the Corporation.

        (2) So long as any of the shares of this Series are outstanding, the consent of the holders of at least 66 2/3% of the then-outstanding shares of this Series given in person or by proxy, at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (i) The authorization, or any increase in the authorized amount, of any class of shares of the Corporation ranking prior to the shares of Preferred Stock.

            (ii) The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or the amendment, alteration, repeal or adoption of any resolution contained in a certificate of designation filed pursuant to Section 151 of the General Corporation Law of the State of Delaware in the office of the Secretary of State of the State of Delaware, which would affect adversely any right, preference, privilege or voting power of the shares of this Series or shares of any other series of Preferred Stock or the holders thereof.

        (3) Without limiting the rights, if any, of holders of any other series of Preferred Stock, in case the Corporation shall be in arrears in the payment of six quarterly dividends, whether or not successive, on the outstanding shares of this Series or any other outstanding series of Preferred Stock, the holders of shares of this Series voting separately as a class and in addition to their other voting rights shall have the exclusive right to elect two additional directors beyond the number to be elected by all stockholders at the next annual meeting of stockholders called for the election of directors, and at every subsequent such meeting at which the terms of office of the directors so elected by the holders of shares of this Series expire, provided such arrearage exists on the date of such meeting or subsequent meetings, as the case may be. The right of the holders of shares of this Series voting separately as a class to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on all shares of Preferred Stock shall have been paid in full and provision has been made for the payment in full of the dividends for the current quarter, at which time the special right of the holders of shares of this Series so to vote separately as a class for the election of Directors shall terminate, subject to revesting at such time as the Corporation shall be in arrears in the payment of six quarterly dividends, whether or not successive, on the outstanding shares of this Series or any other outstanding series of Preferred Stock. If the annual meeting of stockholders of the Corporation is not, for any reason, held on the date fixed in the By-Laws at a time when the holders of shares of this Series, voting separately and as a class, shall be entitled to elect directors, or if vacancies shall exist in both of the two offices of directors elected by the holders of shares of this Series, the Chairman of the Board of the Corporation shall, upon the written request of the holders of record of at least 10% of the shares of this Series then outstanding addressed to the Secretary of the Corporation, call a special meeting in lieu of the annual meeting of stockholders, or, in the event of such vacancies, a special meeting of the holders of shares of this Series, for the purpose of electing directors. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meeting of stockholders or as otherwise determined pursuant to the By-Laws. If such meeting shall not be called by the Chairman of the Board of the Corporation within 20 days after personal service of said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holder of record of at least 10% of the outstanding shares of this Series may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders or as otherwise determined pursuant to the By-Laws. Any holder of shares of this Series so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

        At any meeting held for the purpose of electing directors at which the holders of shares of this Series shall have the right to elect directors as aforesaid, the presence in person or by proxy of the holders of at least 33 1/3% of the outstanding shares of this Series shall be required to constitute a quorum of such shares of this Series.

        In the event any meeting of the holders of shares of this Series shall be held for the purpose of electing directors pursuant to this subdivision
     (3), nothing contained herein shall preclude the Corporation from simultaneously calling and holding a meeting of any other class or series of capital stock of the Corporation which may have voting rights to elect directors.

        Any vacancy occurring in the office of director elected by the holders of shares of this Series may be filled by the remaining director elected by the holders of the shares of such class, unless and until such vacancy shall be filled by the holders of the shares of such class. Any director to be elected by the holders of shares of this Series shall agree, prior to his election to office, to resign upon any termination of the right of the holders of shares of this Series to vote as a class for directors as herein provided, and upon any such termination the directors then in office elected by the holders of shares of this Series shall forthwith resign.

     (J) Certain Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of shares of Common Stock upon the conversion of the shares of this Series as herein provided. The Corporation shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such shares of Common Stock in names other than those in which the shares of this Series surrendered for conversion may stand, and no such conversion or issuance of shares of Common Stock shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation and its transfer agent, if any, that such tax has been paid.

     (K) No Sinking Fund. No sinking fund shall be provided for the purchase or redemption of the shares of this Series.

     (L) No Preemptive Rights. The holders of shares of this Series are not entitled to any preemptive or other rights to subscribe for or to purchase any shares or securities of any class which may at any time be issued, sold or offered for sale by the Corporation.

     (M) Rank. All shares of Preferred Stock, including this Series, shall be of equal rank with each other regardless of series, and shall be identical with each other except as provided in the Certificate of Incorporation or in a certificate of designation filed pursuant to Section 151 of the General Corporation Law of the State of Delaware with the Secretary of State of the State of Delaware.

     Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held except in the case of any election of Directors as provided in Section 4 of Article Eighth.

     Except as may be provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable laws.

     $2.50 Cumulative Preferred Stock

     The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Series, consisting of 5,000,000 shares, $1.00 par value, of the $2.50 Cumulative Preferred Stock.

     SECTION 1. Designation and Amount. The shares of this Series shall be designated as the "$2.50 Cumulative Preferred Stock" and the number of shares constituting this Series shall be 5,000,000, which number, subject to the provisions of the Certificate of Incorporation, may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of the then currently outstanding shares of this Series.

     SECTION 2. Dividends. The holders of shares of this Series, in preference to the holders of shares of the Common Stock of the Corporation and of any other capital stock of the Corporation ranking junior to this Series as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative cash dividends at the annual rate of $2.50 per share, and no more, in equal quarterly payments on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing March 15, 1994. Dividends shall begin to accrue and be cumulative from the date of original issue of this Series. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accumulated but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     SECTION 3. Redemption. The shares of this Series shall not be redeemable prior to December 1, 1998. On or after that date, the Corporation shall have the right, at its sole option and election, to redeem the whole or any part of the then-outstanding shares of this Series, at any time or from time to time, upon notice duly given as hereinafter specified, at a price per share of $25.00, plus dividends accumulated but unpaid to the redemption date; provided that unless provision has been made for payment in full of dividends on all shares of outstanding Preferred Stock of the Corporation for all past dividend periods and the current period, no sum shall be set aside for the redemption of any shares of this Series nor shall any shares of this Series be purchased or otherwise acquired by the Corporation.

     Notice of every such redemption of shares of this Series shall be given by publication at least once a week in each of two successive weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the city in which the Corporation maintains its principal executive offices and in the Borough of Manhattan, The City of New York, commencing at least 30 but not more than 60 days prior to the date fixed for such redemption. Notice of every such redemption shall also be mailed at least 30 but not more than 60 days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares so to be redeemed. In case of redemption of a part only of this Series at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions herein and in the Certificate of Incorporation contained, the terms and conditions upon which the shares of this Series shall be redeemed from time to time.

     If such notice of redemption shall have been duly given by publication or if the Corporation shall have given to the bank or trust company designated by the Corporation as hereinafter specified irrevocable authorization promptly to give or to complete such notice of publication, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares so called for redemption, with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such deposit the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     SECTION 4. Liquidation. The amount which shall be paid to the holders of shares of this Series in the event of any voluntary or involuntary total liquidation, dissolution or winding up of the Corporation shall be $25.00 per share on each outstanding share of this Series, plus an amount equal to all dividends accumulated but unpaid to the date of such payment.

     SECTION 5. Ratable Treatment. In the event that the amounts payable in accordance with Section 4 hereof are not paid in full, each share of this Series shall, together with outstanding shares of all other series of Preferred Stock of the Corporation, share ratably, without priority of one series over the other, in the payment of dividends, including accumulations, if any, in the proportion that the amount of dividends, including accumulations, if any, then payable on each share bears to the aggregate of such amounts then payable on all Preferred Stock of the Corporation and in any distribution of assets other than by way of dividends in the proportion that the sum payable on each share bears to the aggregate of the amounts so payable on all shares of Preferred Stock of the Corporation.

     SECTION 6. Limitation on Dividends. So long as any of the shares of this Series shall remain outstanding, no dividend whatever shall be paid or declared, and no distribution made, on any junior shares, other than a dividend payable solely in junior shares, nor shall any junior shares be acquired for a consideration by the Corporation or by any company a majority of the voting shares of which is owned by the Corporation, unless all dividends on the shares of this Series accrued for all past quarterly dividend periods shall have been paid and the full dividends thereon for the then current quarterly dividend period shall have been paid or declared and duly provided for.

     SECTION 7. Voting Rights. The holders of the shares of this Series shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

       (a) So long as any of the shares of this Series are outstanding, the consent of the holders of at least a majority of the then-outstanding shares of this Series, given in person or by proxy at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (i) Any increase in the authorized amount of Preferred Stock or the authorization, or any increase in the authorized amount, of any class of shares of the Corporation ranking on a parity with the Preferred Stock.

            (ii) The sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation or the consolidation or merger of the Corporation into any other corporation, unless the corporation resulting from such merger or consolidation shall have thereafter no class of shares, either authorized or outstanding, ranking prior to or on a parity with shares corresponding to the shares of Preferred Stock, except the same number of shares with no greater rights and preferences than the shares of Preferred Stock authorized immediately preceding such consolidation or merger and unless each holder of shares of Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with substantially the same rights and preferences, of the resulting corporation; provided, however, that the resulting corporation may have authorized and outstanding such additional shares having preferences or priorities over or being on a parity with the shares of Preferred Stock as the holders of Preferred Stock of the Corporation may have previously authorized pursuant to the Certificate of Incorporation; and provided, further, that this requirement of consent by the holders of shares of Preferred Stock shall not be deemed to apply to or operate to prevent either the purchase by the Corporation of the assets or shares, in whole or in part, of any other corporation, or the sale by the Corporation or any subsidiary of all or part of the capital shares or assets of other corporations, including a subsidiary, or the sale of a division or divisions of the Corporation or of any subsidiary, or any other sale of property or assets which constitutes less than substantially all of the property or assets of the Corporation.

       (b) So long as any of the shares of this Series are outstanding, the consent of the holders of at least 66 2/3% of the then-outstanding shares of this Series given in person or by proxy, at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (i) The authorization, or any increase in the authorized amount, of any class of shares of the Corporation ranking prior to the shares of Preferred Stock.

            (ii) The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or the amendment, alteration, repeal or adoption of any resolution contained in a certificate of designation filed pursuant to Section 151 of the General Corporation Law of the State of Delaware in the office of the Secretary of State of the State of Delaware, which would affect adversely any right, preference, privilege or voting power of the shares of this Series or shares of any other series of Preferred Stock or the holders thereof.

       (c) Without limiting the rights, if any, of holders of any other series of Preferred Stock, in case the Corporation shall be in arrears in the payment of six quarterly dividends, whether or not successive, on the outstanding shares of this Series or any other outstanding series of Preferred Stock, the holders of shares of this Series voting separately as a class and in addition to their other voting rights shall have the exclusive right to elect two additional directors beyond the number to be elected by all stockholders at the next annual meeting of stockholders called for the election of directors, and at every subsequent such meeting at which the terms of office of the directors so elected by the holders of shares of this Series expire, provided such arrearage exists on the date of such meeting or subsequent meetings, as the case may be. The right of the holders of shares of this Series voting separately as a class to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on all shares of Preferred Stock shall have been paid in full and provision has been made for the payment in full of the dividends for the current quarter, at which time the special right of the holders of shares of this Series so to vote separately as a class for the election of Directors shall terminate, subject to revesting at such time as the Corporation shall be in arrears in the payment of six quarterly dividends, whether or not successive, on the outstanding shares of this Series or any other outstanding series of Preferred Stock. If the annual meeting of stockholders of the Corporation is not, for any reason, held on the date fixed in the By-Laws at a time when the holders of shares of this Series, voting separately and as a class, shall be entitled to elect directors, or if vacancies shall exist in both of the two offices of directors elected by the holders of shares of this Series, the Chairman of the Board of the Corporation shall, upon the written request of the holders of record of at least 10% of the shares of this Series then outstanding addressed to the Secretary of the Corporation, call a special meeting in lieu of the annual meeting of stockholders, or, in the event of such vacancies, a special meeting of the holders of shares of this Series, for the purpose of electing directors. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meeting of stockholders or as otherwise determined pursuant to the By-Laws. If such meeting shall not be called by the Chairman of the Board of the Corporation within 20 days after personal service of said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holder of record of at least 10% of the outstanding shares of this Series may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders or as otherwise determined pursuant to the By-Laws. Any holder of shares of this Series so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

       At any meeting held for the purpose of electing directors at which the holders of shares of this Series shall have the right to elect directors as aforesaid, the presence in person or by proxy of the holders of at least 33 1/3% of the outstanding shares of this Series shall be required to constitute a quorum of such shares of this Series.

       In the event any meeting of the holders of shares of this Series shall be held for the purpose of electing directors pursuant to this subdivision
     (c), nothing contained herein shall preclude the Corporation from simultaneously calling and holding a meeting of any other class or series of capital stock of the Corporation which may have voting rights to elect directors.

       Any vacancy occurring in the office of director elected by the holders of shares of this Series may be filled by the remaining director elected by the holders of the shares of such class, unless and until such vacancy shall be filled by the holders of the shares of such class. Any director to be elected by the holders of shares of this Series shall agree, prior to his election to office, to resign upon any termination of the right of the holders of shares of this Series to vote as a class for directors as herein provided, and upon any such termination the directors then in office elected by the holders of shares of this Series shall forthwith resign.

  SECTION 8. No Sinking Fund. No sinking fund shall be provided for the purchase or redemption of the shares of this Series.

  SECTION 9. No Preemptive Rights. The holders of shares of this Series are not entitled to any preemptive or other rights to subscribe for or to purchase any shares or securities of any class which may at any time be issued, sold or offered for sale by the Corporation.

  SECTION 10. Rank. All shares of Preferred Stock, including this Series, shall be of equal rank with each other regardless of series, and shall be identical with each other except as provided in the Certificate of Incorporation or in a certificate of designation filed pursuant to Section 151 of the General Corporation Law of the State of Delaware with the Secretary of State of the State of Delaware.

  $9.75 Cumulative Convertible Preferred Stock

  The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Series, consisting of 2,500,000 shares, $1.00 par value, of the $9.75 Cumulative Convertible Preferred Stock.

  SECTION 1. Designation and Amount. The shares of such series shall be designated as the "$9.75 Cumulative Convertible Preferred Stock" (the "$9.75 Preferred Stock") and the number of shares constituting such series shall be 2,500,000 which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of $9.75 Preferred Stock.

  SECTION 2.  Dividends and Distributions.

       (a) The holders of shares of $9.75 Preferred Stock, in preference to the holders of shares of the Common Stock, $1.00 par value (the "Common Stock"), of the Corporation and of any other capital stock of the Corporation ranking junior to the $9.75 Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative cash dividends at the annual rate of $9.75 per share, and no more (except as otherwise provided in paragraph (b) of this Section 2), in equal quarterly payments on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date which is at least 10 days after the date of original issue of the $9.75 Preferred Stock.

       (b) If the ratio (expressed as a percentage) of Consolidated Funded Debt (as defined in Section 10 hereof) to Gross Tangible Worth (as defined in
     Section 10 hereof) of the Corporation and its Subsidiaries (as defined in
     Section 10 hereof) or of any successor Person to the Corporation and its Subsidiaries or of any Person of which the Corporation is a Subsidiary and the Subsidiaries of such Person (the "Reporting Entity"), computed as if all such Persons and the Corporation were consolidated pursuant to generally accepted accounting principles, exceeds 60% as of the last day of the calendar quarter for two or more consecutive calendar quarters, then retroactively effective for the Quarterly Dividend Payment Date in the first calendar quarter in which such ratio exceeds 60%, the holders of shares of $9.75 Preferred Stock, in preference to the holders of shares of Common Stock and of any other capital stock of the Corporation ranking junior to the $9.75 Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative cash dividends at the annual rate of $10.75 per share (rather than at the annual rate of $9.75 per share as provided in paragraph

     (a) of this Section 2), and no more, in equal quarterly payments on each Quarterly Dividend Payment Date until such ratio is 60% or less as of the last day of the calendar quarter for four consecutive calendar quarters. After such period, the holders of shares of $9.75 Preferred Stock will be entitled to receive dividends at the annual rate of $9.75 per share as provided in paragraph (a) of this Section 2 until such ratio again exceeds 60% as of the last day of the calendar quarter for two or more consecutive calendar quarters.

       (c) Dividends payable pursuant to paragraph (a) or (b) of this Section 2 shall begin to accrue and be cumulative from the date of original issue of the $9.75 Preferred Stock. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of $9.75 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of $9.75 Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

  SECTION 3. Voting Rights. The holders of shares of $9.75 Preferred Stock shall have the following voting rights:

       (a) So long as more than 750,000 shares of $9.75 Preferred Stock are issued and outstanding, the holders of the outstanding shares of $9.75 Preferred Stock, voting separately as a single series, in person or by proxy, shall be entitled to elect one or more directors of the Corporation, in the number and manner specified in this paragraph (a) and, subject to the provisions of the Restated Certificate of Incorporation of the Corporation and of any other Certificate of Designations, Preferences and Rights relating to any other class or series of capital stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation, the holders of shares of Common Stock and of any such other class or series of capital stock of the Corporation, voting together as a class, shall be entitled to elect the remaining directors of the Corporation; provided, however, that until such time as any waiting period with respect to any acquisition of shares of $9.75 Preferred Stock required to expire under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including any extensions thereof, shall have expired or been terminated, the holders of shares of $9.75 Preferred Stock acquired in such acquisition shall not have the right to vote for the election of directors. So long as the number of shares of $9.75 Preferred Stock specified in this sentence are issued and outstanding, the number of directors of the Corporation which the holders of shares of $9.75 Preferred Stock, voting separately as a single series, shall be entitled to elect shall be the following:

                                                      Number of
                   Number of Shares                   Directors
                   ----------------                   ---------
         2,250,000 or more............................     3
         1,500,000 or more but less than 2,250,000....     2
         750,001 or more but less than 1,500,000......     1

       (b) So long as more than 300,000 shares of $9.75 Preferred Stock are issued and outstanding, the affirmative vote of the holders of at least a majority of the outstanding shares of $9.75 Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to authorize any transaction defined as a "Self-Dealing Transaction" in
     Section 3 of Article NINTH of the Restated Certificate of Incorporation of the Corporation, as in effect on February 1, 1987.

       (c) The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of $9.75 Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, or to increase the authorized number of shares of, or to issue, any class or series of the Corporation's capital stock ranking prior (either as to dividends or upon liquidation, dissolution or winding up) to the $9.75 Preferred Stock or (ii) amend, repeal or change any of the provisions of the Restated Certificate of Incorporation of the Corporation or the provisions of the Certificate of Designations, Preferences and Rights of $9.75 Cumulative Convertible Preferred Stock which embodies this resolution, in any manner which would alter or change the powers, preferences or special rights of the shares of $9.75 Preferred Stock so as to affect them adversely.

       (d) The foregoing rights of holders of shares of $9.75 Preferred Stock to take any actions as provided in this Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose. At each meeting of stockholders at which the holders of shares of $9.75 Preferred Stock shall have the right, voting separately as a single series, to elect directors of the Corporation as provided in this
     Section 3 or to take any other action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of $9.75 Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof,

           (i) the absence of a quorum of the holders of shares of $9.75 Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of $9.75 Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of $9.75 Preferred Stock or the taking of any other action as provided in this Section 3; and

           (ii) in the absence of a quorum of the holders of shares of $9.75 Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of $9.75 Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

        For the taking of any action as provided in this Section 3 by the holders of shares of $9.75 Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day (as defined in Section 10 hereof) next preceding day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

        Each director elected by the holders of shares of $9.75 Preferred Stock as provided in paragraph (a) of this Section 3 shall, unless his term shall expire earlier, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

        In case any vacancy shall occur among the directors elected by the holders of shares of $9.75 Preferred Stock as provided in paragraph (a) of this Section 3, such vacancy may be filled for the unexpired portion of the term by vote of the remaining directors or director theretofore elected by such holders, or such directors' or director's successors in office. If any such vacancy is not so filled within 20 days after the creation thereof, the Chairman of the Board of the Corporation shall call a special meeting of the holders of shares of $9.75 Preferred Stock to be held as promptly as practicable and such vacancy or vacancies shall be filled at such special meeting.

        Any director elected by the holders of shares of $9.75 Preferred Stock may be removed from office by vote of the holders of at least a majority of the outstanding shares of $9.75 Preferred Stock. A special meeting of the holders of shares of $9.75 Preferred Stock may be called by a majority vote of the Board of Directors for the purpose of removing a director in accordance with the provisions of this paragraph (d). The Chairman of the Board of the Corporation shall, in any event, within 10 days after delivery to the Corporation at its principal office of a request to call such a special meeting signed by the holders of at least 20% of the outstanding shares of $9.75 Preferred Stock, call a special meeting for such purpose to be held as promptly as practicable after the delivery of such request.

        If the Corporation shall not set a date for an annual meeting to elect directors within thirteen months of the previous annual meeting, then within 10 days after delivery to the Corporation at its principal office of a request to call such an annual meeting signed by the holders of at least 20% of the outstanding shares of $9.75 Preferred Stock, the Chairman of the Board of the Corporation shall call an annual meeting to be held as promptly as practicable after the delivery of such request.

        (e) Except as provided herein or in the Restated Certificate of Incorporation of the Corporation, or as required by law, the holders of shares of $9.75 Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

     SECTION 4.  Certain Restrictions.

        (a) Whenever quarterly dividends payable on shares of $9.75 Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of $9.75 Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have redeemed shares of $9.75 Preferred Stock at a time required by paragraph (b) of Section 5 hereof, thereafter and until all mandatory redemption obligations which have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not:
     (i) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the $9.75 Preferred Stock, other than dividends or distributions payable in capital stock ranking junior (as to dividends and upon liquidation, dissolution or winding up) to the $9.75 Preferred Stock; or (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the $9.75 Preferred Stock, other than dividends or distributions payable in capital stock ranking junior (as to dividends and upon liquidation, dissolution or winding up) to the $9.75 Preferred Stock, except dividends paid ratably on the $9.75 Preferred Stock and all capital stock ranking on a parity with the $9.75 Preferred Stock and on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled.

        (b) Whenever quarterly dividends payable on shares of $9.75 Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of $9.75 Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have redeemed shares of $9.75 Preferred Stock at a time required by paragraph (b) of Section 5 hereof, thereafter and until all mandatory redemption obligations which have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not:
     (i) redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking (either as to dividends or upon liquidation, dissolution or winding up) junior to, or on a parity with, the $9.75 Preferred Stock; or (ii) redeem or purchase or otherwise acquire for consideration any shares of $9.75 Preferred Stock; provided, that the Corporation may elect to redeem all outstanding shares of $9.75 Preferred Stock pursuant to paragraph (a) of Section 5 hereof, or may redeem shares of $9.75 Preferred Stock pro rata (or in full, if fewer than 750,000 shares of $9.75 Preferred Stock are then outstanding) pursuant to paragraph (a) or paragraph (b) of Section 5 hereof, or may otherwise redeem shares of $9.75 Preferred Stock pursuant to paragraph (c) of Section 5 hereof or clause
     (iv) (B) of paragraph (b) of Section 8 hereof.

        (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

     SECTION 5.  Redemption.

        (a) Except as otherwise provided in paragraph (c) of this Section 5 and clause (iv) (B) of paragraph (b) of Section 8, the Corporation shall not have any right to redeem shares of $9.75 Preferred Stock prior to August 1, 1995. On and after such date, subject to the restrictions contained in
     Section 4 hereof, the Corporation shall have the right, at its sole option and election, to redeem shares of $9.75 Preferred Stock, in whole or in part, at any time and from time to time at the redemption prices per share set forth below plus an amount per share equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of redemption.

     If redeemed during the period beginning August 1, 1995 and ending January 31, 1996, at a price of $101.0836, and thereafter, at a price of $100.00

        (b) On each February 1 commencing on February 1, 1994 (so long as any shares of $9.75 Preferred Stock remain outstanding), the Corporation shall redeem 750,000 shares of $9.75 Preferred Stock (or, if fewer than 750,000 shares of $9.75 Preferred Stock are then outstanding, the number of shares then outstanding), by paying therefor in cash $100.00 per share plus an amount per share equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of redemption. The Corporation may apply to its mandatory redemption obligations, on a pro rata basis with respect to mandatory redemption payments to be made, any shares of $9.75 Preferred Stock purchased, redeemed or otherwise acquired (other than upon conversion) by it which have not been previously credited against its mandatory redemption obligations.

        (c) The Corporation shall have the right to redeem shares of $9.75 Preferred Stock in accordance with paragraph 7D of the Preferred Stock Purchase Agreement dated February 1, 1987 between the Corporation and The Prudential Insurance Company of America, as it may be amended from time to time, and including any additional parties which become subject to said paragraph 7D, in accordance with the procedures specified therein.

        (d) If less than all shares of $9.75 Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata, except in the event of a redemption made pursuant to paragraph
     (c) of this Section 5.

        (e) Except for a redemption made pursuant to paragraph (c) of this
     Section 5 or clause (iv) (B) of paragraph (b) of Section 8, notice of any redemption of shares of $9.75 Preferred Stock shall be mailed at least thirty, but not more than sixty, days prior to the date fixed for redemption to each holder of shares of $9.75 Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of $9.75 Preferred Stock, the Board of Directors may fix a record date for the determination of shares of $9.75 Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the $9.75 Preferred Stock to be closed, not more than sixty days or less than thirty days prior to the date fixed for such redemption.

        (f) On the date of any redemption being made pursuant to paragraph (a) or (b) of this Section 5 which is specified in the notice given pursuant to paragraph (e), the Corporation shall, and at any time after such notice shall have been mailed and before such date of redemption the Corporation may, deposit for the benefit of the holders of shares of $9.75 Preferred Stock called for redemption the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, the City of New York, having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of $9.75 Preferred Stock so called for redemption shall look only to the Corporation for the payment of the redemption price. In the event that monies are deposited pursuant to this paragraph (f) in respect of shares of $9.75 Preferred Stock that are converted in accordance with the provisions of
     Section 8 hereof, such monies shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such monies and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (f) shall be paid from time to time to the Corporation for its own account.

        (g) Upon the deposit of funds pursuant to paragraph (f) in respect of shares of $9.75 Preferred Stock called for redemption pursuant to paragraph
     (a) or (b) of this Section 5, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of shares of $9.75 Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor and the right to convert such shares into shares of Common Stock until the close of business on the second Business Day (as defined in Section 10 hereof) preceding the date of redemption, in accordance with
     Section 8 hereof.

     SECTION 6. Reacquired Shares. Any shares of $9.75 Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, $1.00 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $1.00 par value, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     SECTION 7.  Liquidation, Dissolution or Winding Up.

        (a) Except as provided in paragraph (b) of this Section 7, upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of capital stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the $9.75 Preferred Stock unless, prior thereto, the holders of shares of $9.75 Preferred Stock shall, subject to Section 8 hereof, have received (A) the liquidation value per share set forth below, plus an amount per share equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payments or (B) if such payment occurs prior to February 1, 1990 the greater of the amount determined pursuant to clause (i) (A) and the Trading Value (as defined in Section 10 hereof) per share of $9.75 Preferred Stock on the date of such payment; or (ii) to the holders of shares of capital stock ranking on a parity (upon liquidation, dissolution or winding up) with the $9.75 Preferred Stock, except distributions made ratably on the $9.75 Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. For purposes of clause (i) (A) above the liquidation value per share shall be during each 12-month period beginning February 1:

           1987..........................  $109.7500
           1988..........................  $108.6667
           1989..........................  $107.5834
           1990..........................  $106.5001
           1991..........................  $105.4168
           1992..........................  $104.3335
           1993..........................  $103.2502
           1994..........................  $102.1669
           1995..........................  $101.0836
           1996 and thereafter...........  $100.00.

        (b) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of capital stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the $9.75 Preferred Stock unless, prior thereto, the holders of shares of $9.75 Preferred

     Stock shall have received $100.00 per share, plus an amount per share equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (ii) to the holders of shares of capital stock ranking on a parity (upon liquidation, dissolution or winding up) with the $9.75 Preferred Stock, except distributions made ratably on the $9.75 Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

        (c) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

     SECTION 8. Conversion. Each share of $9.75 Preferred Stock may be converted at any time on or after February 1, 1990, at the option of the holder thereof, into shares of Common Stock, on the terms and conditions set forth in this Section 8.

        (a) Subject to the provisions for adjustment hereinafter set forth, each share of $9.75 Preferred Stock shall be convertible in the manner hereinafter set forth into 5.84 fully paid and nonassessable shares of Common Stock.

        (b) The number of shares of Common Stock into which each share of $9.75 Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

            (i) In case the Corporation shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the number of shares of Common Stock into which each share of $9.75 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of $9.75 Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (B) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

            (ii) In case the Corporation shall at any time or from time to time issue shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than $100.00 divided by the number of shares of Common Stock into which a share of $9.75 Preferred Stock is then convertible (the "Conversion Price"), disregarding for the purposes of this clause (ii) any limitations on conversion set forth in the first sentence of this Section 8, as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the number of shares of Common Stock into which each share of $9.75 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at such Conversion Price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock. The issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph (b), or pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional optional amounts, in shares of Common Stock, in any such case at a price per share of not less than 85% of the current market price (determined as provided in such plans) per share of Common Stock, or pursuant to any employee benefit plan or program of the Corporation at a price per share of not less than the current market price (determined as provided in such plans or programs), or pursuant to any option, warrant, right, or convertible security outstanding as of the date hereof (including, but not limited to, the Common Stock Purchase Rights issued pursuant to the Rights Agreement between the Corporation and Ameritrust Company National Association, dated as of October 29,1986, as amended as of December 18, 1986, and supplemented and amended as of February 1, 1987, and as it may be further amended from time to time (the "Rights Agreement"), and the $2.07 Cumulative Convertible Preferred Stock, $1.00 par value, and the $4.00 Cumulative Convertible Preferred Stock, $1.00 par value) shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (ii) applies.

            (iii) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off, except pursuant to the Rights Agreement) on its Common Stock, other than (A) regular quarterly dividends payable in cash out of surplus plus dividends payable in cash in an aggregate amount of up to $200 million or (B) shares of Common Stock which are referred to in clause (i) of this paragraph (b), then, and in each such case, the number of shares of Common Stock into which each share of $9.75 Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying
        (1) the number of shares of Common Stock into which such share was convertible on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock as of such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of $9.75 Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock as of the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock as of such 35th Trading Day and the denominator of which shall be the Current Market Price per share of Common Stock as of such 35th Trading Day. An adjustment made pursuant to this clause (iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

            (iv) In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which clause (i), (ii) or (iii) of this paragraph (b) applies) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction," the date of consummation of the Transaction being herein called the "Consummation Date," the Corporation (in the case of a recapitalization of the Common

        Stock to which this clause (iv) applies or any other such transaction in which the Corporation retains substantially all of its assets and survives as a corporation) or such other corporation or entity (in each other case) being herein called the "Acquiring Company," and the common stock (or equivalent equity interests) of the Acquiring Company being herein called the "Acquirer's Common Stock"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of shares of $9.75 Preferred Stock shall be entitled, at the election of the $9.75 Preferred Stock as provided in the following sentence, to the treatment accorded pursuant to sub-clause (A) (1) or (A) (2) and, to the extent applicable, (A) (3) or, under the circumstances specified therein, sub-clause (B) or (C) of this clause (iv). The selection by the holders of shares of $9.75 Preferred Stock of the treatment to be accorded such shares from among the alternatives specified in the preceding sentence shall require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of $9.75 Preferred Stock, voting in person or by proxy, at a meeting of such stockholders, which vote shall be taken on or before the later of (1) the 30th day following the Consummation Date, and (2) the 60th day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of the Common Stock, and which vote shall bind all holders of shares of $9.75 Preferred Stock and their transferees; if the holders of shares of $9.75 Preferred Stock are unable to or for any other reason do not make a selection, then the Board of Directors of the Corporation shall make such selection, in accordance with this clause (iv), from among the alternatives specified in this clause (iv). Notwithstanding the foregoing, any holder of $9.75 Preferred Stock shall in all events be entitled to the treatment accorded pursuant to sub-clause (A) (3) in the event the circumstances specified therein shall occur. Any selection made by the holders of shares of $9.75 Preferred Stock in accordance with the preceding sentence shall be communicated in writing to the Corporation as promptly as practicable after the vote referred to above shall have been taken.

                (A) In case of any Transaction, each share of $9.75 Preferred
            Stock shall continue to remain outstanding and shall be subject to all the provisions of the Certificate of Designations, Preferences and Rights of $9.75 Cumulative Convertible Preferred Stock which embodies this resolution, as in effect prior to such Transaction except that

                    (1) each share of $9.75 Preferred Stock shall thereafter be convertible (subject to the limitations on conversion set forth in the first sentence of this Section 8) into, in lieu of the Common Stock issuable upon such conversion prior to the Consummation Date, shares of the Acquirer's Common Stock, unless the Acquiring Company fails to meet the requirements set forth in (4), (5) and (6) below, in which case shares of the common stock of the corporation (herein called a "Parent") which directly or indirectly controls the Acquiring Company if it meets the requirements set forth in (4), (5) and (6) below, at a conversion price per share equal to the Conversion Price in effect immediately prior to the Consummation Date multiplied by a fraction the numerator of which is the market price per share (determined in the same manner as provided in the definition of Current Market Price) of the Acquirer's Common Stock or the Parent's common stock, as the case may be, immediately prior to the Consummation Date and the denominator of which is the Current Market Price per share of Common Stock immediately prior to the Consummation Date (subject in each case to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this paragraph (b) of this Section 8), or

                    (2) each share of $9.75 Preferred Stock shall thereafter be convertible (subject to the limitations on conversion set forth in the first sentence of this Section 8) into, in lieu of the Common Stock issuable upon such conversion prior to the Consummation Date, the amount of securities or other property to which such holder would actually have been entitled as a holder of shares of Common Stock upon the consummation of the Transaction if such holder had converted such shares of $9.75 Preferred Stock immediately prior to such Transaction (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this paragraph (b) of this Section 8); provided that if in connection with the Transaction a tender or exchange offer shall have been made and there shall have been acquired pursuant thereto more than 50% of the outstanding shares of Common Stock, and if the holders of shares of $9.75 Preferred Stock so designate in the notice given to the Corporation which specifies their selection of this alternative (A) (2), each holder of such shares shall be entitled to receive upon conversion thereof, the amount of securities or other property to which such holder would actually have been entitled as a holder of shares of Common Stock if such holder had converted such shares of $9.75 Preferred Stock prior to the expiration of such tender or exchange offer and accepted such offer and had sold therein the percentage of all the shares of Common Stock issuable upon conversion of its shares of $9.75 Preferred Stock equal to the percentage of shares of the then outstanding Common Stock so purchased in the tender or exchange offer, with the remaining portion of its shares of $9.75 Preferred Stock thereafter being convertible into the amount of securities or other property to which such holder would actually have been entitled upon the consummation of the Transaction as a holder of shares of Common Stock if such holder had converted such shares of $9.75 Preferred Stock immediately prior to such Transaction (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this paragraph (b) of this Section
                8), or

                    (3) if neither the Acquiring Company nor the Parent meets
                the requirements set forth in (4), (5) and (6) below, each share of $9.75 Preferred Stock shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the Consummation Date (and subject to the limitations on conversion set forth in the first sentence of this Section 8), an amount in cash equal to the Fair Market Value in cash, as of the

                Consummation Date (computed without interest), of the shares of capital stock or other securities or property (other than cash) to which the holder of shares of $9.75 Preferred Stock would be entitled, pursuant to (2) above (including the proviso thereof, if applicable) upon conversion of each such share, as determined by an independent investment banking firm (with an established national reputation as a valuer of equity securities) selected by the Corporation, plus the cash, if any, into which each such share of $9.75 Preferred Stock would be convertible pursuant to
                (2) above.

            The Corporation agrees to obtain, and deliver to each holder of shares of $9.75 Preferred Stock a copy of the determination of such an independent investment banking firm within 15 days after the Consummation Date of any Transaction to which (3) is applicable.

                The requirements referred to above in the case of the Acquiring
            Company or its Parent are that immediately after the Consummation
            Date:

                    (4) it is a solvent corporation or other entity organized
                under the laws of any State of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system, and such common stock or equivalent equity security continues to meet the requirements for such listing or quotation,

                    (5) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date (or since its inception) has filed, reports with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and

                    (6) in the case of the Parent, such Parent is required to
                include the Acquiring Company in the consolidated financial statements contained in the Parent's Annual Report on Form 10-K as filed with the Commission and is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

            Notwithstanding anything contained herein to the contrary, the Corporation shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Corporation) which may be required to deliver any securities or other property upon the conversion of shares of $9.75 Preferred Stock, or the satisfaction of conversion rights as provided herein shall assume, by written instrument delivered to each holder of shares of $9.75 Preferred Stock, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of shares of $9.75

            Preferred Stock an opinion of counsel for such corporation or entity, which opinion shall state that the rights, powers and privileges of the outstanding shares of $9.75 Preferred Stock, including, without limitation, the conversion provisions applicable thereto, if any, shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof.

                (B) Notwithstanding the foregoing, if the Consummation Date of a
            Transaction in which the Corporation is a party occurs prior to February 1, 1990 and if during any period of 12 consecutive months ending on or prior to February 1, 1990, the daily average of all the closing sales prices for each month during such period shall have been less than $14.75 (as such price shall be adjusted in accordance with this sub-clause (B)), the shares of $9.75 Preferred Stock shall, if the holders of shares of $9.75 Preferred Stock shall so select, in the manner prescribed above in this clause (iv), be redeemed by the Corporation for, or exchanged in a Transaction which is a merger or consolidation for, a cash amount equal to $100.00 per share plus an amount per share equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to the date such Transaction is consummated; provided, that if such Transaction is a merger or consolidation, a definitive agreement for any such merger or consolidation is entered into within 20 days after the end of such 12-month period and is consummated within 75 days thereafter, and if such Transaction is other than a merger or consolidation, it is consummated within 75 days after the end of such 12-month period. The price set forth in the preceding sentence shall from and after the record date for a dividend or distribution requiring an adjustment in the conversion rate pursuant to clause
            (iii) of this paragraph (b) be reduced by the Fair Market Value per share of Common Stock of such dividend or distribution as determined pursuant to clause (iii) and shall also be appropriately adjusted in the event of an occurrence requiring an adjustment in the conversion rate pursuant to clause (i) of this paragraph (b).

                (C) In case of any Transaction, provision may be made, in lieu of the adjustments hereinbefore provided for in this clause (iv), for each share of $9.75 Preferred Stock to be exchanged for or to be converted in such Transaction, in a manner and for consideration other than as specified in any of sub-clauses (A) or (B); provided, however, that any such treatment shall require both (1) the approval of the Board of Directors of the Corporation, which approval includes the affirmative vote of at least 80% of the directors then in office other than those who have been elected pursuant to paragraph (a) of Section 3 hereof and (2) the favorable opinion of an independent investment banking firm (with an established national reputation as a valuer of equity securities) selected by the Board of Directors of the Corporation which is to the effect that the Transaction is fair to the holders of shares of $9.75 Preferred Stock, and to the holders of shares of Common Stock in view of the treatment in such Transaction of the $9.75 Preferred Stock.

     All calculations under this paragraph (b) shall be made to the nearest one one-hundredth of a share.

        (c) If any adjustment in the number of shares of Common Stock into which each share of $9.75 Preferred Stock may be converted required pursuant to this Section 8 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of $9.75 Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the earlier of (i) the time of and together with any subsequent adjustment, which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of $9.75 Preferred Stock is then convertible or (ii) three years after the date on which such adjustment otherwise would have been made.

        (d) The Board of Directors may increase the number of shares of Common Stock into which each share of $9.75 Preferred Stock may be converted, in addition to the adjustments required by this Section 8, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder for federal income tax purposes of shares of Common Stock or $9.75 Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 8 or from any other similar event.

        (e) The holder of any shares of $9.75 Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of $9.75 Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of $9.75 Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of $9.75 Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of $9.75 Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of $9.75 Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of $9.75 Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 15 days); but the surrender of shares of $9.75 Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of $9.75 Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

        (f) Subject to the limitations on conversion set forth in the first sentence of Section 8 hereof, shares of $9.75 Preferred Stock may be converted at any time up to the close of business on the second Business Day preceding the date fixed for redemption of such shares pursuant to
     Section 5 hereof.

        (g) Upon conversion of any shares of $9.75 Preferred Stock, the holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted; provided, that such holder shall be entitled to receive any dividends on such shares of $9.75 Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of shares of $9.75 Preferred Stock entitled to receive payment of such dividend.

        (h) In connection with the conversion of any shares of $9.75 Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of $9.75 Preferred Stock are deemed to have been converted.

        (i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the $9.75 Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of $9.75 Preferred Stock.
     The Corporation shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of $9.75 Preferred Stock.

     SECTION 9. Reports as to Adjustments. Whenever the number of shares of Common Stock into which each share of $9.75 Preferred Stock is convertible is adjusted as provided in Section 8 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of $9.75 Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of $9.75 Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of $9.75 Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

     SECTION 10. Definitions. For the purposes of the Certificate of Designations, Preferences and Rights of $9.75 Cumulative Convertible Preferred Stock which embodies this resolution:

     "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Consolidated Assets" at any time means the assets of the Corporation and its Subsidiaries or of any successor Person to the Corporation and its Subsidiaries or of any Reporting Entity and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles as of February 1, 1987.

     "Consolidated Funded Debt" at any time means the Funded Debt of the Corporation and its Subsidiaries or of any successor Person to the Corporation and its Subsidiaries or of any Reporting Entity and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles as of February 1, 1987.

     "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of the Corporation.

     "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Funded Debt" of any Person means (i) all obligations for money borrowed,
(ii) all obligations evidenced by a note, bond, debenture or similar evidence of indebtedness, (iii) all obligations representing the deferred and unpaid purchase price for property or services, (iv) all capitalized lease and production payment obligations and (v) all guarantees of obligations of others of the types specified in clauses (i) through (iv) above, in each case where such obligations mature, or which are extendible or renewable at the option of the obligor on such obligations to a time, more than 12 months after the time of the computation of the amount of Funded Debt in the respective amounts which would be shown for such obligations, under generally accepted accounting principles, on a balance sheet of such Person as a liability item other than a current liability.

     "Generally accepted accounting principles" means with respect to any computation required or permitted hereunder such accounting principles which are generally accepted as of February 1, 1987.

     "Gross Tangible Worth" at any time means Consolidated Assets less the sum of (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (ii) total intangibles, (iii) deferred taxes, (iv) other liabilities (excluding Funded Debt) and (v) minority interests in unconsolidated Subsidiaries of the Corporation and its Subsidiaries or of any successor Person to the Corporation and its Subsidiaries or of any Reporting Entity and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles as of February 1, 1987.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Trading Value" per share of $9.75 Preferred Stock on any particular date is the product of (i) the number of shares of Common Stock into which one share of $9.75 Preferred Stock is convertible on such date (disregarding for the purposes of this definition any limitations on conversion set forth in Section 8 hereof) and (ii) the then-Current Market Price per share of Common Stock.

     "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     SECTION 11. Rank. The $9.75 Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with the outstanding shares of the Corporation's $2.07

Cumulative Convertible Preferred Stock, $1.00 par value, and $4.00 Cumulative Convertible Preferred Stock, $1.00 par value.

     Junior Preferred Stock, Series A

     The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Series, consisting of 3,250,000 shares, $1.00 par value of the Junior Preferred Stock, Series A.

     SECTION 1. Designation and Amount. The shares of such series shall be designated as the "Junior Preferred Stock, Series A" (the "Junior Preferred Stock") and the number of shares constituting such series shall be 3,250,000, which number, subject to the provisions of the Certificate of Incorporation, may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of the then currently outstanding shares of Junior Preferred Stock plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

     SECTION 2.  Dividends and Distributions.

        (a) Subject to the rights of the holders of any shares of the Corporation's $4.00 Cumulative Convertible Preferred Stock, $9.75 Cumulative Convertible Preferred Stock and any other series of Preferred Stock (or any similar stock) ranking senior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock with a par value of $1.00 per share (the "Common Stock") of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time after September 12, 1988 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (b) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (a) of this Section immediately before it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date, and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 calendar days prior to the date fixed for the payment thereof.

     SECTION 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

        (a) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (b) Except as otherwise provided herein or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (c) Except as set forth in Section 11 hereof, or as required by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     SECTION 4.  Certain Restrictions.

        (a) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the

     Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

     SECTION 6. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     SECTION 7. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution or payment shall be made (a) to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 8. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     SECTION 9. Fractional Shares. The Corporation may issue fractions and certificates representing fractions of a share of Junior Preferred Stock in integral multiples of one one-hundredth of a share of Junior Preferred Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Junior Preferred Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences of Junior Preferred Stock. In the event that fractional shares of Junior Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Junior Preferred Stock in the proportion with such fraction bears to a full share.

     SECTION 10. Rank. The Junior Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

     SECTION 11. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting separately as a class.

     FIFTH. In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

        (a) To make and alter the By-Laws of the Corporation; provided, however, that the By-Laws made by the Board of Directors under the powers hereby conferred may be altered, changed, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, except that By-Laws 6, 12, 15 and 49 shall not be altered, changed, amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least 80% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Section (a) of Article Fifth; and

        (b) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by applicable law and subject to the rights, if any, of the holders of any series of Preferred Stock.

     The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

     SIXTH. The stockholders and Board of Directors of the Corporation shall have power to hold their meetings and to have one or more offices of the Corporation within or without the State of Delaware, and to keep the books of the Corporation outside of the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

     SEVENTH. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances:

        (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and

        (b) Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors and shall be promptly called by the Chairman or the Secretary at the written request of a majority of the Board of Directors upon not fewer than ten nor more than 60 days' written notice.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Article Seventh.

     EIGHTH. SECTION 1. Number, Election and Terms of Directors. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation. At the annual meeting of the stockholders held in 1985, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at the meeting shall, subject to Section 4 of this Article Eighth, be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     SECTION 2. Stockholder Nomination of Director Candidates and Introduction of Business. Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.

     SECTION 3. Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

     SECTION 4. Cumulative Voting in Certain Circumstances. In any election of Directors of the Corporation on or after the date on which the Corporation becomes aware that any 30% Stockholder (as defined below) has become a 30% Stockholder, there shall be cumulative voting for election of Directors so that any holder of shares of Voting Stock may cumulate the voting power represented by his shares and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which such shares are entitled, or distribute such votes on the same principle among as many candidates for election as such holder of shares determines. For the purposes of this Section 4 of Article Eighth, a "30% Stockholder" shall mean any person (other than the Corporation and any other corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation) who or which is the beneficial owner, directly or indirectly, of 30% or more of the outstanding Voting Stock.

     SECTION 5. Removal. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only by the affirmative vote of the holders of at least 80% of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class; provided, that notwithstanding the foregoing provisions of this Section 5 of this Article Eighth, if at any time when cumulative voting is permitted pursuant to Section 4 of this Article Eighth less than the entire Board of Directors is to be removed, no Director may be removed from office if the votes cast against his removal would be sufficient to elect him as a Director if then cumulatively voted for him at an election of the class of Directors of which he is a part.

     SECTION 6. Amendment, Repeal or Alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Article Eighth.

     SECTION 7.  Certain Definitions.  For the purpose of this Article Eighth:

        (a) A "person" shall mean any individual, firm, corporation or other entity.

        (b) "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.
     In any vote required by or provided for in this Article Eighth, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

        (c) A person shall be a "beneficial owner" of any shares of Voting
     Stock:

            (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

            (ii) which such person or any of its Affiliates or Associates has
        (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

            (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Stock;

     provided, however, that no person shall be deemed to be a "beneficial owner" of any shares of Voting Stock solely by reason of such person's right to vote or to acquire such Voting Stock pursuant to any agreement or instrument approved by a majority of the Board of Directors.

        (d) In determining whether a person is a 30% Stockholder pursuant to
     Section 4 of this Article Eighth, any class of Voting Stock outstanding shall be deemed to include any Voting Stock deemed owned through application of paragraph (c) of this Section 7 but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

     NINTH. SECTION 1. Prevention of Greenmail. Any direct or indirect purchase or other acquisition by the Corporation of any Voting Stock of any class from any Interested Stockholder at a price in excess of the Market Price shall, except as hereinafter provided, require the affirmative vote of the holders of at least a majority of the combined voting power of the Voting Stock, voting as a single class, excluding any votes cast with respect to shares of Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law in or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of (a) a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the United States securities laws and the rules and regulations thereunder, (b) the redemption of any shares of Preferred Stock pursuant to the provisions of Article Fourth of this Certificate of Incorporation or any Preferred Stock Designation, or (c) pursuant to an open-market purchase program conducted in accordance with the requirements of Rule 10b-18 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, or any successor rule or regulation.

     SECTION 2. Prevention of Self-Dealing. In addition to any action, including any vote by stockholders required by law or this Certificate of Incorporation, the approval or authorization of any Self-Dealing Transaction shall require either (a) the approval of a majority of Disinterested Directors or (b) the affirmative vote of the holders of at least a majority of the combined voting power of the Voting Stock, voting together as a single class, excluding any votes cast with respect to shares of Voting Stock beneficially owned by an Interested Stockholder which is directly or indirectly a party, or an Affiliate or Associate of which is directly or indirectly a party, to such Self-Dealing Transaction.

     SECTION 3.  Certain Definitions.  For the purpose of this Article Ninth:

        (a) A "person" shall mean any individual, firm, corporation or other entity.

        (b) "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.
     In any vote required by or provided for in this Article Ninth, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

        (c) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

            (i) is the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock; or

            (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock; or

            (iii) is an assignee of or has otherwise succeeded to any Voting Stock of the Corporation which at any time within the two-year period immediately prior to the date in question was beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        (d) A person shall be a "beneficial owner" of any shares of Voting
     Stock:

            (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

            (ii) which such person or any of its Affiliates or Associates has
        (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

            (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates had any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Stock.

        (e) In determining whether a person is an Interested Stockholder pursuant to paragraph (c) of this Section 3, any class of Voting Stock outstanding shall be deemed to include any Voting Stock deemed owned through application of paragraph (d) of this Section 3 but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        (f) "Self-Dealing Transaction" means any of the following transactions:

            (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

            (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $25,000,000 or more or any loan, advance, guarantee or other financial assistance, including any tax credit or other tax advantages, to or with any Interested Stockholder or any Affiliate of any Interested Stockholder which involves a financial obligation or benefit of $25,000,000 or more; or

            (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $25,000,000 or more; or

            (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

            (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Voting Stock of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

        (g) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

        (h) "Subsidiary" means any corporation of which a majority of any class of shares of such corporation entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (c) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of the combined voting power of all shares of such corporation entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

        (i) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

        (j) "Market Price" means the average of the closing sales prices on the 20 regular trading days immediately preceding the date of any binding agreement to purchase shares of Voting Stock of the class of Voting Stock in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such class of Voting Stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such class of Voting Stock is not listed on such

     Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such class of Voting Stock is listed, or, if such class of Voting Stock is not listed on any such exchange, the last closing bid quotations with respect to a share of such class of Voting Stock immediately preceding the time in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such class of Voting Stock is not so quoted, the fair market value at the time in question of such stock as determined by the Board of Directors in good faith.

     SECTION 4. Powers of the Board of Directors. A majority of the Disinterested Directors, or, if there are no Disinterested Directors, a majority of the members of the Board of Directors then in office, shall have the power to determine, for the purposes of this Article Ninth, on the basis of information known to them, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets or financial obligations or benefits which are the subject of any Self-Dealing Transaction have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Self-Dealing Transaction has, an aggregate fair market value of or involve $25,000,000 or more. A majority of the Disinterested Directors, or, if there are no Disinterested Directors, a majority of the members of the Board of Directors then in office, shall have the further power to interpret all of the terms and provisions of this Article Ninth.

     SECTION 5. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, the alteration, change, amendment, repeal or adoption of any provisions inconsistent with this Article Ninth shall require the affirmative vote of the holders of a majority of the combined voting power of the outstanding Voting Stock, excluding any votes cast with respect to shares of Voting Stock beneficially owned by any Interested Stockholder, voting together as a single class, but in no event less than the affirmative vote of 80% of combined voting power of the outstanding shares of Voting Stock, including shares of Voting Stock beneficially owned by any Interested Stockholder, voting together as a single class.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, including in a Preferred Stock Designation, in the manner now or hereafter prescribed by applicable law and this Certificate of Incorporation, including any applicable Preferred Stock Designation, and all rights conferred upon stockholders herein are created subject to this reservation.

     ELEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.